UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2019

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta GA  30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HDVY	NA

Item 4.01 Changes in Registrant’s Certifying Accountant.

(b) Engagement of Certifying Accountant

As previously disclosed, Health Discovery Corporation (“HDC” or the “Company”) has developed a plan with our accountants and attorneys to update our financial statements and bring our financial filings current. As a result, on December 17, 2019, HDC approved the engagement of Frazier & Deeter, LLC (“Frazier & Deeter”), to serve as the Company’s independent registered public accounting firm for the 2019 fiscal year. Furthermore, effective January 15, 2020 (the “Engagement Date”), the Company engaged Frazier & Deeter as the Company’s independent registered public accounting firm and formally engaged Frazier & Deeter as the Company’s independent public accountant on the Engagement Date.

Frazier & Deeter was previously engaged as the Company’s independent registered public accounting firm from December 22, 2014 until January 23, 2018. Due to Frazier & Deeter’s knowledge of the Company since 2014 and in order to complete the outstanding financial filings in the most economical method possible, the Company decided to utilize Frazier & Deeter to assist with the 2016, 2017, 2018 and 2019 Annual Reports and corresponding audit.

During the years ended December 31, 2016, December 31, 2017 and December 31, 2018, and during the subsequent interim period through the date of approval of the engagement, the Company did not consult with Frazier & Deeter regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Frazier & Deeter, in either case where written or oral advice provided by Frazier & Deeter would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 8.01 Other Events.

As previously disclosed, the Company’s board of directors (the “Board”) decided to hold the annual meeting of shareholders on May 27, 2020 in Philadelphia, Pennsylvania. The Company further disclosed that due to the current COVID-19 outbreak, the Company may need to modify the meeting location due to safety concerns. At this time the Company does not intend to change the date or place of the meeting. Please be advised that due to the current COVID-19 outbreak, the Company may need to modify the meeting format due to safety concerns. This may include the addition of a virtual meeting functionality in which participants may join via teleconference or a similar method. The Company will announce any alternative methods to join the annual meeting of shareholders as soon as they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: April 6, 2020	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer